UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2009

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 5, 2009, MasTec, Inc., a Florida corporation (“MasTec” or the “Company”), issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it has entered into definitive purchase agreements (“Purchase Agreements”) with accredited investors who are also qualified institutional buyers for the purchase and sale of $100 million of 4.25% Senior Convertible Notes due 2014 (“Notes”). Subject to the satisfaction of the conditions contained in the Purchase Agreements, the Company expects to close the offering on November 10, 2009.

The Notes will be convertible into shares of the Company’s common stock at an initial conversion rate of 64.6162 shares of common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $15.48 per share of common stock, subject to adjustment in certain circumstances. The Notes will be guaranteed by the MasTec subsidiaries that guarantee MasTec’s existing senior notes due 2017 and existing senior convertible notes due 2014. The Notes will mature on December 15, 2014.

MasTec intends to use the net proceeds from the offering to fund its previously announced acquisition of Precision Pipeline LLC and Precision Transport Company, LLC and for general corporate purposes.

The Notes and the shares of common stock issuable upon conversion of the notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements relating to the Company’s business and its financing plans. Words such as “intends”, “planning” or “expects” are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. There is no assurance that the above offering will be completed or completed as described above. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.

Additionally, the information contained in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any Notes or any other securities.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: November 5, 2009	By:	/S/ ALBERT DE CARDENAS
	Name:	Albert de Cardenas
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 5, 2009.